As Amended July 11, 2008.

The information in this preliminary pricing supplement is not complete and may be changed.


Preliminary Pricing Supplement         SUBJECT TO COMPLETION        July 8, 2008

Pricing Supplement dated July _, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated February 28, 2008)

================================================================================

[RBC LOGO]                                $
                             Reverse Convertible Notes, each
              Linked to the Common Stock of a Single Reference Stock Issuer
                        Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated February 28, 2008 and the prospectus supplement dated February 28, 2007.

General:                      This pricing supplement relates to Forty Eight
                              (48) separate Reverse Convertible Notes
                              ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes"), and some of twelve months ("Twelve Month Notes").The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 July 28, 2008

Issuance Date:                July 31, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

 Coupon Payment Date (s):     The coupon will be paid on the last business day
                              of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.


Three Month Notes:

            Valuation Date:   October 28, 2008

             Maturity Date:   October 31, 2008


Six Month Notes:

            Valuation Date:   January 27, 2009

             Maturity Date:   January 30, 2009


Twelve Month Notes:

            Valuation Date:   July 28, 2009

             Maturity Date:   July 31, 2009

Reference Stock:

No.  Principal    Reference Stock                     Ticker      Coupon  Strike  Barrier   Term      Monitoring Method      CUSIP
---  ---------    ---------------                     ------      ------  ------  -------   ----      -----------------      -----
      Amount                                                       Rate   Price   Price
      ------                                                       ----   -----   -----
848     $         Apple Inc.                           AAPL       11.00%   $[ ]    75.00%  3 month   Close of Trading Day  78008GHR6

849     $         Ariba, Inc.                          ARBA       10.75%   $[ ]    75.00%  3 month   Close of Trading Day  78008GHS4

850     $         Peabody Energy Corporation           BTU        22.40%   $[ ]    70.00%  3 month   Close of Trading Day  78008GHT2

851     $         Bucyrus International, Inc.          BUCY       13.00%   $[ ]    70.00%  3 month   Close of Trading Day  78008GHU9

852     $         Cal-Maine Foods, Inc.                CALM       23.80%   $[ ]    65.00%  3 month   Close of Trading Day  78008GHV7

853     $         Chesapeake Energy Corporation        CHK        11.20%   $[ ]    70.00%  3 month   Close of Trading Day  78008GHW5

854     $         Chesapeake Energy Corporation        CHK        14.75%   $[ ]    75.00%  3 month   Close of Trading Day  78008GHX3

855     $         Cree, Inc.                           CREE       18.75%   $[ ]    70.00%  3 month   Close of Trading Day  78008GHY1

856     $         Elan Corporation plc                 ELN        20.75%   $[ ]    70.00%  3 month   Close of Trading Day  78008GHZ8

857     $         Freeport-McMoRan Copper & Gold, Inc. FCX        21.50%   $[ ]    70.00%  3 month   Close of Trading Day  78008GJA1

858     $         Frontline Limited                    FRO        20.00%   $[ ]    75.00%  3 month   Close of Trading Day  78008GJB9

859     $         Foster Wheeler Ltd.                  FWLT       19.75%   $[ ]    80.00%  3 month   Close of Trading Day  78008GJC7

860     $         General Motors Corporation           GM         39.00%   $[ ]    75.00%  3 month   Close of Trading Day  78008GJD5

861     $         Huntsman Corporation                 HUN        30.75%   $[ ]    70.00%  3 month   Close of Trading Day  78008GJE3

862     $         J.C. Penney Company, Inc.            JCP        16.75%   $[ ]    75.00%  3 month   Close of Trading Day  78008GJF0

863     $         Quicksilver Resources Inc.           KWK        18.00%   $[ ]    70.00%  3 month   Close of Trading Day  78008GJG8

864     $         Marshall & Ilsley Corporation        MI         22.00%   $[ ]    65.00%  3 month   Close of Trading Day  78008GJH6

865     $         Manitowoc Company Inc./The           MTW        16.50%   $[ ]    75.00%  3 month   Close of Trading Day  78008GJJ2

866     $         Noble Corporation                    NE         14.00%   $[ ]    80.00%  3 month   Close of Trading Day  78008GJK9

867     $         Petroleo Brasileiro S.A.             PBR        12.50%   $[ ]    80.00%  3 month   Close of Trading Day  78008GJL7

868     $         Research In Motion Limited           RIMM       16.75%   $[ ]    75.00%  3 month   Close of Trading Day  78008GJM5

869     $         Companhia Vale do Rio Doce           RIO        12.50%   $[ ]    80.00%  3 month   Close of Trading Day  78008GJN3

870     $         Shaw Group Inc./The                  SGR        16.50%   $[ ]    75.00%  3 month   Close of Trading Day  78008GJP8

871     $         Tesoro Corporation                   TSO        29.25%   $[ ]    75.00%  3 month   Close of Trading Day  78008GJQ6

872     $         ValueClick, Inc.                     VCLK       21.25%   $[ ]    75.00%  3 month   Close of Trading Day  78008GJR4

873     $         Valero Energy Corporation            VLO        16.50%   $[ ]    75.00%  3 month   Close of Trading Day  78008GJS2

874     $         Wachovia Corporation                 WB         15.25%   $[ ]    60.00%  3 month   Close of Trading Day  78008GJT0

875     $         Wells Fargo & Company                WFC        10.00%   $[ ]    70.00%  3 month   Close of Trading Day  78008GJU7

876     $         Apple Inc.                           AAPL       13.25%   $[ ]    70.00%  6 month   Close of Trading Day  78008GJV5

877     $         Archer-Daniels-Midland Company       ADM        10.75%   $[ ]    75.00%  6 month   Close of Trading Day  78008GJW3

878     $         Bucyrus International, Inc.          BUCY       18.25%   $[ ]    70.00%  6 month   Close of Trading Day  78008GJX1

879     $         Chicago Bridge & Iron Company N.V.   CBI        14.00%   $[ ]    70.00%  6 month   Close of Trading Day  78008GJY9

880     $         Freeport-McMoRan Copper & Gold, Inc. FCX        21.00%   $[ ]    65.00%  6 month   Close of Trading Day  78008GJZ6

881     $         Google Inc.                          GOOG       11.50%   $[ ]    80.00%  6 month   Close of Trading Day  78008GKA9

882     $         Petrohawk Energy Corporation         HK         17.25%   $[ ]    60.00%  6 month   Close of Trading Day  78008GKB7

883     $         Harley-Davidson, Inc.                HOG        12.50%   $[ ]    75.00%  6 month   Close of Trading Day  78008GKC5

884     $         McMoRan Exploration Co.              MMR        17.00%   $[ ]    60.00%  6 month   Close of Trading Day  78008GKD3

885     $         Oshkosh Corporation                  OSK        13.50%   $[ ]    70.00%  6 month   Close of Trading Day  78008GKE1

886     $         Sears Holdings Corporation           SHLD       17.50%   $[ ]    65.00%  6 month   Close of Trading Day  78008GKF8

887     $         U.S. Bancorp                         USB        13.75%   $[ ]    75.00%  6 month   Close of Trading Day  78008GKG6

888     $         Wells Fargo & Company                WFC        12.25%   $[ ]    70.00%  6 month   Close of Trading Day  78008GKH4

889     $         BE Aerospace, Inc.                   BEAV       17.00%   $[ ]    70.00%  12 month  Close of Trading Day  78008GKJ0

890     $         Peabody Energy Corporation           BTU        17.00%   $[ ]    65.00%  12 month  Close of Trading Day  78008GKK7

891     $         Bucyrus International, Inc.          BUCY       15.25%   $[ ]    70.00%  12 month  Close of Trading Day  78008GKL5

892     $         Chesapeake Energy Corporation        CHK        10.00%   $[ ]    65.00%  12 month  Close of Trading Day  78008GKM3

893     $         Foster Wheeler Ltd.                  FWLT       13.00%   $[ ]    65.00%  12 month  Close of Trading Day  78008GKN1

894     $         Joy Global Inc.                      JOYG       13.00%   $[ ]    65.00%  12 month  Close of Trading Day  78008GKP6

895     $         Petroleo Brasileiro S.A.             PBR         9.75%   $[ ]    70.00%  12 month  Close of Trading Day  78008GKQ4

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)   the Final Stock Price is less than the
                                    Initial Stock Price; and

                              (ii)  (a) for notes subject to Intra-Day
                                    Monitoring, at any time during the
                                    Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                    (b) for notes subject to Close of Trading
                                    Day Monitoring, on any day during the
                                    Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated
                              February 28, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated February 28, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers of three (3) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is__%. The price to purchasers of six (6) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is __%. The price to purchasers of twelve (12) month notes who maintain accounts with participating dealers in which only asset-based fees are charged is __% and the concession paid to such dealers is __%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.



The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.




                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon                                    %                             %                             %
Total                                     $                             $                             $




                         RBC Capital Markets Corporation
                                  July _, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated February 28, 2008:
     http://sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.



                                    If the closing          If the closing
                                  market price of the     market price of the
                                    Reference Stock        Reference Stock
                                  does not fall below      falls below the
                                  the Barrier Price on     Barrier Price on
                                   any day during the     any day during the      Hypothetical
                                   Monitoring Period:      Monitoring Period:       Physical
                                                                                    Delivery       Hypothetical
                                      Hypothetical           Hypothetical           Amount as      Cash Delivery
       Hypothetical Final              Payment at             Payment at            Number of        Amount as
   Share Price as Percentage          Maturity as            Maturity as          Shares of the    Percentage of
              of                     Percentage of          Percentage of          Reference         Principal
      Initial Share Price           Principal Amount       Principal Amount          Stock            Amount
      -------------------           ----------------       ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

            95.00%                      100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

            90.00%                      100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

            85.00%                      100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

            80.00%                      100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

            79.50%                        n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

            50.00%                        n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

            25.00%                        n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

             0.00%                        n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated February 28, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated February 28, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 28, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated February 28, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GHR6 (AAPL): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GHS4 (ARBA): [ ]% of each stated interest payment (10.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GHT2 (BTU): [ ]% of each stated interest payment (22.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GHU9 (BUCY): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GHV7 (CALM): [ ]% of each stated interest payment (23.80% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GHW5 (CHK): [ ]% of each stated interest payment (11.20% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GHX3 (CHK): [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GHY1 (CREE): [ ]% of each stated interest payment (18.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GHZ8 (ELN): [ ]% of each stated interest payment (20.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJA1 (FCX): [ ]% of each stated interest payment (21.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJB9 (FRO): [ ]% of each stated interest payment (20.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJC7 (FWLT): [ ]% of each stated interest payment (19.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJD5 (GM): [ ]% of each stated interest payment (39.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (39.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJE3 (HUN): [ ]% of each stated interest payment (30.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (30.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJF0 (JCP): [ ]% of each stated interest payment (16.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJG8 (KWK): [ ]% of each stated interest payment (18.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJH6 (MI): [ ]% of each stated interest payment (22.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJJ2 (MTW): [ ]% of each stated interest payment (16.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJK9 (NE): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJL7 (PBR): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJM5 (RIMM): [ ]% of each stated interest payment (16.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJN3 (RIO): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJP8 (SGR): [ ]% of each stated interest payment (16.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJQ6 (TSO): [ ]% of each stated interest payment (29.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (29.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJR4 (VCLK): [ ]% of each stated interest payment (21.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJS2 (VLO): [ ]% of each stated interest payment (16.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJT0 (WB): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJU7 (WFC): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJV5 (AAPL): [ ]% of each stated interest payment (13.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJW3 (ADM): [ ]% of each stated interest payment (10.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJX1 (BUCY): [ ]% of each stated interest payment (18.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJY9 (CBI): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GJZ6 (FCX): [ ]% of each stated interest payment (21.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKA9 (GOOG): [ ]% of each stated interest payment (11.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKB7 (HK): [ ]% of each stated interest payment (17.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKC5 (HOG): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKD3 (MMR): [ ]% of each stated interest payment (17.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKE1 (OSK): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKF8 (SHLD): [ ]% of each stated interest payment (17.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKG6 (USB): [ ]% of each stated interest payment (13.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKH4 (WFC): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKJ0 (BEAV): [ ]% of each stated interest payment (17.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKK7 (BTU): [ ]% of each stated interest payment (17.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKL5 (BUCY): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKM3 (CHK): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKN1 (FWLT): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKP6 (JOYG): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GKQ4 (PBR): [ ]% of each stated interest payment (9.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o Archer-Daniels-Midland Company is engaged in procuring, transporting, storing, processing, and merchandising agricultural commodities and products. The Company's operations are classified into three business segments: Oilseeds Processing, Corn Processing, and Agricultural Services. The Company's remaining operations are aggregated and classified as Other. In December 2006, The Hain Celestial Group, Inc. acquired the assets of Haldane Foods Limited and its meat-free and non-dairy beverage business based in Newport Pagnell, the United Kingdom, from the Company. In January 2007, CSM nv acquired the activities of the Company. As of the fiscal year ended June 30, 2007 (fiscal 2007), the Company operated 23 domestic wheat flour mills, a domestic bulgur plant, two domestic corn flour mills, two domestic milo mills, and 20 foreign flour mills with a total daily milling capacity of approximately 26,700 metric tons (1.0 million bushels). It also operates six bakery mix plants.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00044

     o Ariba Inc. (Ariba) is engaged in providing spend management solutions allow enterprises to take a step-by-step approach with products and services that work together. The solutions combine on-demand software, category expertise and services to help companies automate the procurement process. The solutions include Ariba Visibility Solutions, Ariba Sourcing Solutions, Ariba Contract Management Solutions, Ariba Procurement and Expense Solutions, Ariba Invoice and Payment Solutions and Ariba Supplier Management Solutions. In December 2007, Ariba announced that it has completed the acquisition of Procuri, Inc. a privately held provider of on-demand supply management solutions.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-26299

     o BE Aerospace, Inc. is engaged in the manufacture of cabin interior products for commercial aircraft and business jets, and is an aftermarket distributor of aerospace fasteners. It sells its manufactured products directly to all of the airlines and airframe manufacturers, and a variety of general aviation customers. The Company's product categories include commercial aircraft seats, including a line of super first class, first class, business class, tourist class and regional aircraft seats; a line of aircraft food and beverage preparation and storage equipment, including coffeemakers, water boilers, beverage containers, refrigerators, freezers, chillers and microwave; both chemical and gaseous aircraft oxygen storage, protective breathing equipment and lighting products; business jet and general aviation interior products, including a line of executive aircraft seats, direct and indirect overhead lighting systems, passenger and crew oxygen systems, high-end furniture and cabinetry.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-18348

     o Peabody Energy Corporation (Peabody) is a coal company. During the year ended December 31, 2007, the Company sold 237.8 million tons of coal. It sells coal to over 340 electricity generating and industrial plants in 19 countries. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal operations located throughout all the United States coal producing regions and in Australia. In addition, it owns a minority interest in one Venezuelan mine, through a joint venture arrangement. Most of the production in the western United States is low-sulfur coal from the Powder River Basin. Peabody owns and operates six mines in Queensland, Australia, and five mines in New South Wales, Australia. During 2007, the Company generated 89% of its production from non-union mines. On October 31, 2007, Peabody spun-off portions of its Eastern United States Mining operations business segment to form Patriot Coal Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Bucyrus International, Inc. designs, manufactures mining equipment for the extraction of coal, copper, oil sands, iron ore and other minerals in mining centers throughout the world. In addition to the manufacture of original equipment, the Company also provides the aftermarket replacement parts and service for equipment. The Company operates in two business segments: surface mining and underground mining. The

          Company's manufacturing facilities include Australia, China, Germany, Poland and the United States, and service and sales centers include Australia, Brazil, Canada, Chile, China, England, India, Mexico, Peru, Russia, South Africa and the United States. The Company's surface mining equipment includes draglines, electric mining shovels and rotary blasthole drills. In May 2007, the Company completed the acquisition of DBT GmbH, a subsidiary of RAG Coal International AG.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00871

     o Cal-Maine Foods, Inc. is the producer and marketer of shell eggs in the United States. The Company's primary business is the production, grading, packaging, marketing and distribution of shell eggs. The Company is also the producer and marketer of specialty shell eggs in the United States. Specialty shell eggs include reduced cholesterol, cage free and organic eggs. During the fiscal year ended June, 2, 2007 (fiscal 2007), specialty shell eggs represented approximately 15% of the Company's shell egg dollar sales. The Company also produces, markets and distributes private label specialty shell eggs to several customers. In July 2008, Cal-Maine Foods, Inc. completed the acquisition of the majority of the assets of Zephyr Egg Company, located in Zephyrhills, Florida.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-04892

     o Chicago Bridge & Iron Company N.V. together with its subsidiaries (CB&I) is an engineering, procurement and construction (EPC) company. The Company provides conceptual design, technology, engineering, procurement, fabrication, construction, commissioning and associated maintenance services to customers in the energy and natural resource industries. The segments of the Company include Central and South America (CSA); North America; Europe, Africa and Middle East (EAME), and others. CB&I serve four market sectors, which includes Liquefied Natural Gas (LNG), Energy Processes, Steel Plate Structures and Lummus Technologies. On November 16, 2007, the Company completed the acquisition of Lummus business from Asea Brown Boveri Ltd. (ABB).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12815

     o Chesapeake Energy Corporation is a producer of natural gas in the United States (first among independents). It owns interests in approximately 38,500 producing oil and natural gas wells that are producing approximately 2.2 billion cubic feet equivalent (bcfe), per day, 92% of which is natural gas. Its operations are located in the Mid-Continent region, which includes Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle; the Forth Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana, and the South Texas and Texas Gulf Coast regions. In July 2007, the Company announced the acquisition of Kerr-McGee Tower from Anadarko Petroleum Corporation and subsequent sale of the tower to SandRidge Energy, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o Cree, Inc. develops and manufactures semiconductor materials and devices based on silicon carbide (SiC), gallium nitride (GaN) and related compounds. The Company's SiC and GaN materials technologies are the basis for many of the devices that it develops and produces. Cree, Inc. focuses its expertise in SiC and GaN on light emitting diodes (LEDs), including blue and green LED chips, high brightness packaged LEDs and high-power products, including power switching, bandgap radio frequency (RF) and microwave devices. Revenues are primarily derived from the sale of its LED's. The majority of Cree, Inc. products are manufactured at its main production facility in Durham, North Carolina, in a six-part process, which includes SiC crystal growth, wafering, polishing, epitaxial deposition, fabrication and testing. In April 2007, the Company completed the acquisition of COTCO Luminant Device Limited, headquartered in Hong Kong.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-21154

     o Elan Corporation, plc (Elan) is a neuroscience-based biotechnology company. Its operations are organized into two business units:
          Biopharmaceuticals and Elan Drug Technologies (EDT). Biopharmaceuticals engages in research, development and commercial activities primarily areas, such as Alzheimer's disease, Parkinson's disease, multiple sclerosis (MS), Crohn's disease (CD) and severe chronic pain. EDT is a specialty pharmaceutical business unit of Elan. Elan's marketed products in the the United States include PRIALT (ziconotide intrathecal infusion), AZACTAM (aztreonam for injection, USP) and MAXIPIME (cefepime hydrochloride) for Injection. On June 5, 2006, Elan and Biogen Idec announced the approval of a supplemental Biologics License Application (sBLA) by the United States Food and Drug Administration for the reintroduction of TYSABRI (natalizumab) as a monotherapy treatment for relapsing forms of MS to slow the progression of disability and reduce the frequency of clinical relapses.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13896

     o Freeport-McMoran Copper & Gold Inc., through its wholly owned subsidiary, Phelps Dodge, and its majority-owned subsidiary, PT Freeport Indonesia, is a copper, gold and molybdenum mining company. In North America, the Company has six operating copper mines: Morenci, Bagdad, Sierrita and Safford in Arizona, and Chino and Tyrone in New Mexico, as well as one operating molybdenum mine: Henderson in Colorado. In South America, the Company has four operating copper mines: Cerro Verde in Peru, and Candelaria, Ojos del Salado and El Abra in Chile. The Company owns a 53.56% interest in Cerro Verde, an 80% interest in both Candelaria and Ojos del Salado and a 5% interest in El Abra. It owns 90.64% of PT Freeport Indonesia, including 9.36% owned through its wholly owned subsidiary, PT Indocopper Investama. The Company also operates Atlantic Copper S.A. (Atlantic Copper). Atlantic Copper's operations involve the smelting and refining of copper concentrates.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o Frontline Ltd. (Frontline) is engaged primarily in the ownership and operation of oil tankers, including oil/bulk/ore (OBO) carriers. The Company operates tankers of two sizes: very large crude carriers (VLCCs), which are between 200,000 and 320,000 deadweight tons (dwt), and Suezmaxes, which are vessels between 120,000 and 170,000 dwt. As of February 29, 2008, the Company operated a tanker fleet consisting of 76 vessels. The fleet consists of 42 VLCCs, which are either owned or chartered in, 20 Suezmax tankers, which are either owned or chartered in, eight Suezmax OBOs, which are chartered in, and five VLCCs, and one Aframax tanker under its commercial management. In January 2008, the Company established Independent Tankers Corporation Limited (ITCL), as a wholly owned subsidiary for the purpose of holding, by way of contribution, its interests in Independent Tankers Corporation (ITC). In March 2008, Frontline spun off 20% of ITCL to its shareholders.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16601

     o Foster Wheeler Limited operates through two business groups, the Global Engineering & Construction Group (Global E&C Group) and the Global Power Group. The Global E&C Group, which operates globally, designs, engineers and constructs onshore and offshore upstream oil and gas processing facilities, natural gas liquefaction facilities and receiving terminals, gas-to-liquids facilities, oil refining, chemical and petrochemical, pharmaceutical and biotechnology facilities and related infrastructure, including power generation and distribution facilities, and gasification facilities. The Global Power Group designs, manufactures and erects steam generating and auxiliary equipment for electric power generating stations and industrial facilities globally. In February 2008, the Company completed the acquisition of Biokinetics. On April 7, 2006, the Company completed the purchase of the remaining 51% interest in MF Power.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31305

     o General Motors Corporation (GM) is engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets vehicles worldwide through its four automotive regions: GM North America (GMNA), GM Europe (GME), GM Latin America/Africa/Mid-East (GMLAAM) and GM Asia Pacific (GMAP). Also, its finance and insurance operations are primarily conducted through GMAC LLC, the successor to General Motors Acceptance Corporation (GMAC LLC and General Motors Acceptance Corporation, or
          GMAC). GMAC was a wholly owned subsidiary until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC to a consortium of investors (GMAC Transaction). GMAC provides a range of financial services, including consumer vehicle financing, automotive dealership and other commercial financing, residential mortgage services, automobile service contracts, personal automobile insurance coverage and selected commercial insurance coverage.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043

     o Google Inc. maintains an index of Websites and other online content, and makes this information freely available to anyone with an Internet connection. The Company's automated search technology helps people obtain nearly instant access to relevant information from its online index. Google generates revenue primarily by delivering online advertising. Businesses use its AdWords program to promote their products and services with targeted advertising. In addition, the thousands of third-party Websites that comprise the Google Network use its AdSense program to deliver relevant ads that generate revenue and enhance the user experience. In September 2007, Google completed the acquisition of Postini, Inc., a provider of information security and compliance solutions. In March 2008, the Company completed the acquisition of DoubleClick, which offers online advertisement serving and management technology to advertisers, Web publishers and advertisement agencies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50726

     o Petrohawk Energy Corporation (Petrohawk) is an independent oil and natural gas company engaged in the acquisition, development, production and exploration of oil and natural gas properties located onshore in North America. The Company's properties are primarily located in the Mid-Continent region, including North Louisiana, the Fayetteville Shale in the Arkoma basin of Arkansas and in the Western region, including the Permian Basin of West Texas and southeastern New Mexico. At December 31, 2007, the Company's estimated total proved oil and natural gas reserves were approximately 1,062 billion cubic feet of natural gas equivalent, consisting of 18 million barrels of oil, and 955 billion cubic feet of natural gas and natural gas liquids.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33334

     o Harley-Davidson, Inc.operates in two segments: the Motorcycles & Related Products segment and the Financial Services segment. The Motorcycles & Related Products (Motorcycles) segment includes the group of companies doing business as Harley-Davidson Motor Company (Motor Company) and the group of companies doing business as Buell Motorcycle Company (Buell). The Motorcycles segment designs, manufactures and sells at wholesale primarily heavyweight (engine displacement of 651+cc) touring, custom and performance motorcycles, as well as a line of motorcycle parts, accessories, general merchandise and related services. The Financial Services (Financial Services) segment includes the group of companies doing business as Harley-Davidson Financial Services (HDFS). HDFS provides wholesale and retail financing and insurance and insurance-related programs primarily to Harley-Davidson and Buell dealers and their retail customers. HDFS conducts business in the United States, Canada and Europe.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09183

     o Huntsman Corporation (Huntsman) is a manufacturer of differentiated chemical products and inorganic chemical products. The Company operates in four segments: Polyurethanes, Materials and Effects, Performance Products and Pigments. Its products are used in a range of applications, including those in the adhesives, aerospace, automotive, construction products, durable and non-durable consumer products, electronics, medical, packaging, paints and coatings, power generation, refining, synthetic fiber, textile chemicals and dye industries. The Company's products include methyl diphenyl diisocyanate (MDI), amines, surfactants, epoxy-based polymer formulations, textile chemicals, dyes, maleic anhydride and titanium dioxide. On November 5, 2007, the Company completed the sale of its United States base chemicals business to Flint Hills Resources, a wholly owned subsidiary of Koch. On August 1, 2007, it completed the sale of its North American polymers business assets to Flint Hills Resources.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32427

     o J. C. Penney Company, Inc. (JCPenney) is a holding company whose principal operating subsidiary is J. C. Penney Corporation, Inc.
          (JCP). The Company is retailer, operating 1,067 JCPenney department stores in 49 states and Puerto Rico as of February 2, 2008. The Company's business consists of selling merchandise and services to consumers through its department stores and Direct (Internet/catalog) channels. Department stores and Direct serve the same type of customers and provide virtually the same mix of merchandise, and department stores accept returns from sales made in stores, via the Internet and through catalogs. The Company markets family apparel, jewelry, shoes, accessories and home furnishings. In addition, the department stores provide customers with services, such as salon, optical, portrait photography and custom decorating.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15274

     o Joy Global Inc. (Joy) manufactures and services mining equipment for the extraction of coal and other minerals and ores. Its equipment is used in mining regions to mine coal, copper, iron ore, oil sands and other minerals. It operates in two business segments: underground mining machinery (Joy Mining Machinery or Joy) and surface mining equipment (P&H Mining Equipment or P&H). Joy is a manufacturer of underground mining equipment for the extraction of coal and other bedded minerals and offers service locations near major mining regions worldwide. P&H is a major producer of surface mining equipment for the extraction of ores and minerals and provides operational support for many types of equipment used in surface mining. Sales of original equipment for the mining industry, as a class of products, accounted for 37% of Joy's consolidated sales for fiscal year ended October 26, 2007. In February 2008, Joy acquired N.E.S. Investment Co., and its subsidiary, Continental Global Group, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09299

     o Quicksilver Resources Inc. (Quicksilver) is an independent oil and gas company. The Company is primarily engaged in the development, exploitation, exploration, acquisition and production and sale of natural gas, natural gas liquids (NGLs) and crude oil. It is also involved in the marketing, processing and transmission of natural gas. Quicksilver owns natural gas and oil properties in the United States, principally in Texas, Wyoming and Montana, and in Canada, principally in Alberta. As of December 31, 2007, the Company had total proved reserves of approximately 1.5 trillion cubic feet of natural gas equivalents (Tcfe). It owns approximately 73% of Quicksilver Gas Services LP, a midstream master limited partnership. The Company also owns approximately 32% of the limited partner units of BreitBurn Energy Partners L.P. The Company previously held properties in Michigan, Indiana and Kentucky (Northeast Operations), which were divested to BreitBurn on November 1, 2007.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14837

     o Marshall & Ilsley Corporation (M&I) is a diversified financial services company. M&I principal assets are the stock of its bank and non-bank subsidiaries, which, as of February 15, 2008, consisted of five bank and trust subsidiaries. Banking and lending services are provided through its lead bank, M&I Marshall & Ilsley Bank (M&I Bank). As of December 31, 2007, it operated through four business segments:
          Commercial Banking, Community Banking, Wealth Management and Treasury.

          Prior to November 1, 2007, the Company consisted of two business segments: Banking and Data Services (or Metavante). On November 1, 2007, the Company separated the Banking and Data Services businesses into two separate public companies: new Marshall & Ilsley Corporation and Metavante Technologies, Inc. (formerly, Metavante Corporation). The company known as Marshall & Ilsley Corporation prior to November 1, 2007, became a wholly owned subsidiary of new Marshall & Ilsley Corporation and was named M&I LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15403

     o McMoRan Exploration Co. is engaged in the exploration, development and production of oil and natural gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area. The Company's oil and gas operations are conducted through McMoRan Oil & Gas LLC, its principal operating subsidiary. In addition to its oil and gas operations, McMoRan Exploration is pursuing the development of the Main Pass Energy Hub project for the development of a liquefied natural gas (LNG) regasification and storage facility through its wholly owned subsidiary, Freeport-McMoRan Energy LLC. The Company's estimated proved oil and natural gas reserves at December 31, 2007 totaled 363.9 billion cubic feet equivalent (Bcfe), of which 67.5% represented natural gas reserves. The Company's production during the year ended December 31, 2007 totaled approximately 39 billion cubic feet (Bcf) of natural gas and 2.7 million barrels (MMBbls) of crude oil and condensate or an aggregate of 55.5 Bcfe.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07791

     o The Manitowoc Company, Inc. diversified industrial manufacturer in three principal markets: Cranes and Related Products (Crane), Foodservice Equipment (Foodservice) and Marine. The Company's Crane business is a global provider of engineered lift solutions, which offers a line of lifting equipment. It designs, manufactures, markets, and supports a line of crawler cranes, mobile telescopic cranes, tower cranes, and boom trucks. Its Crane products are marketed under the Manitowoc, Grove, Potain, National, and Crane CARE brand names and are used in a wide variety of applications, including energy, petrochemical and industrial projects, infrastructure development, such as road, bridge and airport construction, commercial and high-rise residential construction, mining and dredging. On July 19, 2007, the Company acquired Shirke Construction Equipments Pvt. Ltd (Shirke).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11978

     o Noble Corporation (Noble) is engaged in contract drilling services worldwide. It performs contract drilling services with its fleet of 62 offshore drilling units located worldwide. This fleet consists of 13 semi-submersibles, three drillships, 43 jackups and three submersibles. The fleet count includes two F&G JU-2000E jackups and three deepwater dynamically positioned semisubmersibles under construction. As of December 31, 2007, approximately 85% of its fleet was deployed internationally. Its other operations include labor contract drilling services, and through November 2007, engineering and consulting services. Its operations are conducted principally in the Middle East, India, United States, Gulf of Mexico, Mexico, the North Sea, Brazil, West Africa and Canada. During the year ended December 31, 2007, Noble completed the rationalization of its technology services division with the sale of the rotary steerable system assets of its Noble Downhole Technology Ltd. subsidiary.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31306

     o Oshkosh Corp., formerly Oshkosh Truck Corporation, is a designer, manufacturer and marketer of a range of specialty vehicles and vehicle bodies. The Company operates in four segments: access equipment, defense, fire & emergency, and commercial. As a manufacturer of severe-duty, heavy- and medium-payload tactical trucks for the United States Department of Defense (DoD), the Company manufactures vehicles that perform a variety of tasks, such as hauling tanks, missile systems, ammunition, fuel and cargo for combat units. The Company entered the firefighting apparatus market through the acquisition of Pierce Manufacturing Inc. (Pierce), which is engaged in manufacturing and marketing of firefighting vehicles. The Company subsequently expanded into additional emergency response and geographic markets to form its fire & emergency segment. In December 2006, the Company completed the acquisition of JLG Industries, Inc. (JLG).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31371

     o Petroleo Brasileiro SA - Petrobras (Petrobras) is a Brazil-based holding company is engaged in the exploration, exploitation and production of oil from reservoir wells, shale and other rocks, and in the refining, processing, trade and transport of oil and oil products, natural gas and other fluid hydrocarbons, in addition to other energy related activities. Petrobras has 109 production platforms and 15 refineries. It operates 31,089 kilometers of pipelines. The Company has various subsidiaries: Petrobras Distribuidora SA - BR, which is involved in the distribution and commercialization of oil products and natural gas, and Petrobras Netherlands BV - PNBV, which is active in the purchase, sale and rent of equipment and platforms for the production of oil and gas. Petrobras operates in Brazil, Argentina, Mexico, Portugal, the United States, Peru and Turkey, among others.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106

     o Research In Motion Limited (RIM) is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, RIM provides platforms and solutions for seamless access to time-sensitive information including email, phone, short message service (SMS) messaging, Internet and intranet-based applications. RIM technology also enables an array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data. RIM's portfolio of products, services and embedded technologies are used by organizations worldwide and include the BlackBerry wireless solution, software development tools, and other software and hardware. RIM operates offices in North America, Europe and Asia Pacific.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o Companhia Vale do Rio Doce (Vale) is a metals and mining company. The Company is also a producer of iron ore and iron ore pellets. It also produces bauxite, alumina, aluminum, copper, coal, cobalt, precious metals, potash and other products. Vale operates logistics systems in Brazil, including railroads, maritime terminals and a port, which are integrated with its mining operations. Directly and through affiliates and joint ventures, the Company has investments in the energy and steel businesses. The Company's principal nickel mines and processing operations are carried out by its subsidiary Vale Inco Limited (Vale
          Inco), with mining operations in Canada and Indonesia. Vale operates or have interests in nickel refining facilities in the United Kingdom, Japan, Taiwan, South Korea and China. In April 2007, Vale acquired 100% of AMCI Holdings Australia Pty and formally renamed it Vale Australia Holdings (Vale Australia).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-55631

     o The Shaw Group Inc. (Shaw) is a diverse engineering, technology, construction, fabrication, environmental and industrial services company. Shaw provides its services to a diverse customer base that includes multinational oil companies and industrial corporations, regulated utilities, independent and merchant power producers, government agencies and other equipment manufacturers. The Company delivers its services from more than 150 locations, including 22 international locations. On January 31, 2007, Shaw acquired all of the stock of Mid-States Pipe Fabrication, Inc. (MSPF). On June 29, 2007, the Company acquired all of the stock of EzeFlow (NJ) Inc., a manufacturer of pipe fittings for the power and process industries. The Company has six business segments: Fossil & Nuclear; Energy and Chemicals (E&C); Environmental and Infrastructure (E&I); Maintenance; Fabrication and Manufacturing (F&M), and Investment in Westinghouse.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12227

o Sears Holdings Corporation is the parent company of Kmart Holding Corporation (Kmart) and Sears, Roebuck and Co. (Sears). The Company is a broadline retailer with 2,317 full-line and 1,150 specialty retail stores in the United States operating through Kmart and Sears, and 380 full-line and specialty retail stores in Canada operating through Sears Canada Inc. (Sears Canada), a 70%-owned subsidiary. During the fiscal year ended February 2, 2008 (fiscal 2007), Sears Holdings Corporation operated three business segments: Kmart, Sears Domestic and Sears Canada.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51217

     o Tesoro Corporation is an independent petroleum refiners and marketers in the United States with two segments: refining crude oil and other feedstocks at its seven refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets (refining), and selling motor fuels and convenience products in the retail market (retail) through its 911 branded retail stations in 17 states. The Company's refining segment produces refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a variety of commercial customers in the western and mid-continental United States. Its retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro Mirastar, Shell and USA Gasolinetm brands.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03473

     o U.S. Bancorp and its subsidiaries is a multi-state financial services holding company. The Company provides financial services, including lending and depository services in 24 states. It also provides credit card, merchant, and automated teller machine (ATM) processing, mortgage banking, insurance, trust and investment management, brokerage, and leasing activities in domestic markets. The segments of the Company include Wholesale Banking, Consumer Banking, Wealth Management & Securities Services, Payment Services, and Treasury and Corporate Support. The banking subsidiaries are engaged in the general banking business in domestic markets. The subsidiaries provide a range of products and services to individuals, businesses, institutional organizations, governmental entities and other financial institutions. The non-banking subsidiaries offer investment and insurance products to the Company's customers and mutual fund processing services to a range of mutual funds.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06880

     o ValueClick, Inc. is an online marketing services company. The Company sells targeted and measurable online advertising campaigns and programs for advertisers and advertising agency customers, generating qualified customer leads, online sales and brand recognition on their behalf with online consumers. ValueClick's customers are primarily direct marketers, brand advertisers and the advertising agencies that service these groups. The Company generates the audiences for its advertisers' campaigns primarily through networks of third-party Websites and other online publisher partners. The Company derives its revenue from four business segments: Media, Affiliate Marketing, Comparison Shopping and Technology. On July 30, 2007, ValueClick completed the acquisition of MeziMedia, Inc. an operator of United States comparison shopping Websites.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31357

     o Valero Energy Corporation (Valero) owns and operates 17 refineries located in the United States, Canada and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants and other refined products. The Company's principal products include conventional and California Air Resources Board (CARB) gasolines, reformulated gasoline blendstock for oxygenate blending (RBOB), ultra-low-sulfur diesel, and oxygenates and other gasoline blendstocks. Valero also produces a substantial slate of middle distillates, jet fuel, and petrochemicals, in addition to lube oils and asphalt. Valero markets branded and unbranded refined products on a wholesale basis in the United States and Canada through a bulk and rack marketing network. It also sells refined products through a network of approximately 5,800 retail and wholesale branded outlets. Effective July 1, 2007, the Company completed the sale of the Lima, Ohio refinery to Husky Energy Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13175

     o Wachovia Corporation (Wachovia) is a financial holding company and a bank holding company. It provides commercial and retail banking, and trust services through full-service banking offices in Alabama, Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Mississippi, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Washington, D.C. It also provides various other financial services, including mortgage banking, investment banking, investment advisory, home equity lending, asset-based lending, leasing, insurance, international and securities brokerage services, through other subsidiaries. The Company's retail securities brokerage business is conducted through Wachovia Securities, LLC, and operates in 49 states. In October 2007, Wachovia completed the acquisition of A.G. Edwards, Inc. In February 2007, the Company acquired a majority interest in European Credit Management Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10000

     o Wells Fargo & Company is a financial holding company and a bank holding company. It is a diversified financial services company. It provides retail, commercial and corporate banking services through banking stores located in 23 states: Alaska, Arizona, California, Colorado, Idaho, Illinois, Indiana, Iowa, Michigan, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Ohio, Oregon, South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services and venture capital investment. It operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four quarters of 2005, 2006 and 2007, the first and second quarters of 2008, as well as for the period from July 1, 2008 through July 7, 2008. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                Apple Inc. (AAPL)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              45.44                      31.3                       41.67
  04/01/2005         06/30/2005              44.45                      33.11                      36.81
  07/01/2005         09/30/2005              54.56                      36.29                      53.61
  10/01/2005         12/30/2005              75.46                      47.87                      71.89

  01/01/2006         03/31/2006              86.4                       57.67                      62.72
  04/01/2006         06/30/2006              73.8                       55.41                      57.27
  07/01/2006         09/29/2006              77.78                      50.16                      76.98
  09/30/2006         12/29/2006              93.159                     72.6                       84.84

  01/01/2007         03/30/2007              97.8                       81.9                       92.91
  03/31/2007         06/29/2007             127.61                      89.6                      122.04
  06/30/2007         09/28/2007             155                        111.62                     153.47
  09/29/2007         12/31/2007             202.96                     150.63                     198.08

  01/01/2008         03/31/2008             200.26                     115.44                     143.5
  04/01/2008         06/30/2008             192.24                     143.61                     167.44
  07/01/2008         07/07/2008             177.45                     164                        175.16


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Archer-Daniels-Midland Co (ADM)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              25.37                      21.35                      24.58
  04/01/2005         06/30/2005              25.3                       17.5                       21.38
  07/01/2005         09/30/2005              24.75                      19.75                      24.66
  10/01/2005         12/30/2005              25.55                      23                         24.66

  01/01/2006         03/31/2006              35.5                       24.05                      33.65
  04/01/2006         06/30/2006              46.71                      34.6                       41.28
  07/01/2006         09/29/2006              45.05                      36.44                      37.88
  09/30/2006         12/29/2006              40                         31.2                       31.96

  01/01/2007         03/30/2007              37.84                      30.2                       36.7
  03/31/2007         06/29/2007              39.65                      32.05                      33.09
  06/30/2007         09/28/2007              37.02                      31.28                      33.08
  09/29/2007         12/31/2007              47.33                      32.43                      46.43

  01/01/2008         03/31/2008              47.18                      38.11                      41.16
  04/01/2008         06/30/2008              48.95                      31.65                      33.75
  07/01/2008         07/07/2008              33.91                      31.01                      31.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Ariba Inc (ARBA)
                                (Jun-99 - Jun-08)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              16.8                        7.57                       7.76
  04/01/2005         06/30/2005               8.2                        5.4                        5.77
  07/01/2005         09/30/2005               6.83                       5.57                       5.7
  10/01/2005         12/30/2005               8.89                       5.7                        7.35

  01/01/2006         03/31/2006              10.89                       7.05                       9.78
  04/01/2006         06/30/2006              10.13                       7.16                       8.23
  07/01/2006         09/29/2006               8.68                       6.44                       7.49
  09/30/2006         12/29/2006               9.3                        7.15                       7.74

  01/01/2007         03/30/2007              11.08                       7.5                        9.4
  03/31/2007         06/29/2007              10.17                       8.38                       9.91
  06/30/2007         09/28/2007              11.177                      8.32                      10.78
  09/29/2007         12/31/2007              13.3                       10.35                      11.15

  01/01/2008         03/31/2008              11.35                       8.26                       9.66
  04/01/2008         06/30/2008              16.26                       8.37                      14.71
  07/01/2008         07/07/2008              15.6                       14.07                      14.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             BE Aerospace Inc (BEAV)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              13.1                        9.3                       12
  04/01/2005         06/30/2005              16.48                      10.15                      15.63
  07/01/2005         09/30/2005              17.75                      14.05                      16.57
  10/01/2005         12/30/2005              22.46                      16.06                      22

  01/01/2006         03/31/2006              25.78                      20.25                      25.12
  04/01/2006         06/30/2006              29.6                       18.28                      22.86
  07/01/2006         09/29/2006              25.25                      17.64                      21.09
  09/30/2006         12/29/2006              27.77                      19.088                     25.68

  01/01/2007         03/30/2007              33.8                       25.56                      31.7
  03/31/2007         06/29/2007              41.65                      31.59                      41.3
  06/30/2007         09/28/2007              44.69                      32.2                       41.53
  09/29/2007         12/31/2007              54.09                      40.81                      52.9

  01/01/2008         03/31/2008              53.79                      30.41                      34.95
  04/01/2008         06/30/2008              43.51                      23.04                      23.29
  07/01/2008         07/07/2008              23.24                      20.92                      21.5


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Peabody Energy Corp (BTU)
                                (May-01 - May-08)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005             23.8459                    17.2009                    21.7019
  04/01/2005         06/30/2005             26.4252                    18.4204                    24.3608
  07/01/2005         09/30/2005             40.2814                    24.3467                    39.4856
  10/01/2005         12/30/2005             40.7027                    32.9695                    38.5822

  01/01/2006         03/31/2006             49.185                     38.6056                    47.1955
  04/01/2006         06/30/2006             71.4252                    43.8251                    52.195
  07/01/2006         09/29/2006             56.0804                    30.8395                    34.4347
  09/30/2006         12/29/2006             45.4916                    31.8787                    37.8332

  01/01/2007         03/30/2007             41.756                     33.8916                    37.674
  03/31/2007         06/29/2007             52.2044                    37.4119                    45.295
  06/30/2007         09/28/2007             47.7385                    35.9701                    44.8175
  09/29/2007         12/31/2007             62.55                      44.4898                    61.64

  01/01/2008         03/31/2008             63.97                      42.05                      51
  04/01/2008         06/30/2008             88.69                      49.38                      88.05
  07/01/2008         07/07/2008             88.39                      73.01                      77.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Bucyrus International Inc (BUCY)
                                (Jul-04 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005             15.5833                    11.5633                    13.02
  04/01/2005         06/30/2005             13.25                      10.5333                    12.66
  07/01/2005         09/30/2005             16.4867                    11.6367                    16.3767
  10/01/2005         12/30/2005             18.0833                    12.74                      17.5667

  01/01/2006         03/31/2006             24.7                       17.2933                    24.095
  04/01/2006         06/30/2006             30.355                     18.865                     25.25
  07/01/2006         09/29/2006             26.705                     19.28                      21.21
  09/30/2006         12/29/2006             26.06                      19.935                     25.88

  01/01/2007         03/30/2007             29.22                      22.315                     25.75
  03/31/2007         06/29/2007             36.595                     25.2                       35.39
  06/30/2007         09/28/2007             39.885                     28.35                      36.465
  09/29/2007         12/31/2007             52.18                      35.195                     49.695

  01/01/2008         03/31/2008             57                         33.66                      50.825
  04/01/2008         06/30/2008             79.5                       49.325                     73.02
  07/01/2008         07/07/2008             75.75                      59.46                      64.8


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Cal-Maine Foods Inc (CALM)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              12.84                       7.37                       7.86
  04/01/2005         06/30/2005               8.29                       5.55                       6.05
  07/01/2005         09/30/2005               7.01                       5.8                        6.3
  10/01/2005         12/30/2005               7.44                       5.75                       6.79

  01/01/2006         03/31/2006               7.9                        6.03                       7.27
  04/01/2006         06/30/2006               7.75                       6.55                       6.87
  07/01/2006         09/29/2006               7.58                       6.29                       6.63
  09/30/2006         12/29/2006               8.94                       6.14                       8.58

  01/01/2007         03/30/2007              14.49                       8.3                       13.45
  03/31/2007         06/29/2007              16.78                      11.6                       16.38
  06/30/2007         09/28/2007              25.63                      13.88                      25.24
  09/29/2007         12/31/2007              31.45                      21.04                      26.53

  01/01/2008         03/31/2008              40.75                      20.75                      33.38
  04/01/2008         06/30/2008              35.33                      26.6                       32.99
  07/01/2008         07/07/2008              34.88                      31.01                      33.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Chicago Bridge & Iron Co NV (CBI)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              23.865                     17.825                     22.015
  04/01/2005         06/30/2005              25.25                      18.25                      22.86
  07/01/2005         09/30/2005              33                         22.83                      31.09
  10/01/2005         12/30/2005              32.75                      19.49                      25.21

  01/01/2006         03/31/2006              31.85                      19.6                       24
  04/01/2006         06/30/2006              27.5                       21.78                      24.15
  07/01/2006         09/29/2006              27.78                      22.75                      24.06
  09/30/2006         12/29/2006              29.75                      23.17                      27.34

  01/01/2007         03/30/2007              31.5                       25.79                      30.75
  03/31/2007         06/29/2007              40.19                      30.1                       37.74
  06/30/2007         09/28/2007              44.84                      30                         43.06
  09/29/2007         12/31/2007              63.22                      41.49                      60.44

  01/01/2008         03/31/2008              63.5                       35.21                      39.24
  04/01/2008         06/30/2008              49.82                      37.5                       39.82
  07/01/2008         07/07/2008              40.2                       36.03                      37.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Chesapeake Energy Corp (CHK)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              23.65                      15.06                      21.94
  04/01/2005         06/30/2005              24                         17.74                      22.8
  07/01/2005         09/30/2005              38.98                      22.9                       38.25
  10/01/2005         12/30/2005              40.2                       26.59                      31.73

  01/01/2006         03/31/2006              35.57                      27.75                      31.41
  04/01/2006         06/30/2006              33.79                      26.81                      30.25
  07/01/2006         09/29/2006              33.76                      28.06                      28.98
  09/30/2006         12/29/2006              34.27                      27.9                       29.05

  01/01/2007         03/30/2007              31.83                      27.27                      30.88
  03/31/2007         06/29/2007              37.75                      30.88                      34.6
  06/30/2007         09/28/2007              37.55                      31.38                      35.26
  09/29/2007         12/31/2007              41.19                      34.9                       39.2

  01/01/2008         03/31/2008              49.87                      34.42                      46.15
  04/01/2008         06/30/2008              68.1                       45.25                      65.96
  07/01/2008         07/07/2008              74                         63.39                      64.34


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Cree Inc (CREE)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              40.96                      20.68                      21.75
  04/01/2005         06/30/2005              30.99                      21.06                      25.47
  07/01/2005         09/30/2005              30.98                      23.32                      25.02
  10/01/2005         12/30/2005              27.95                      21.68                      25.24

  01/01/2006         03/31/2006              33.62                      24.6                       32.81
  04/01/2006         06/30/2006              35.3                       22.6                       23.76
  07/01/2006         09/29/2006              23.93                      16.52                      20.11
  09/30/2006         12/29/2006              23.68                      15.25                      17.32

  01/01/2007         03/30/2007              19.06                      15.27                      16.46
  03/31/2007         06/29/2007              28.55                      16.2                       25.85
  06/30/2007         09/28/2007              34.87                      22.54                      31.1
  09/29/2007         12/31/2007              33.51                      20.48                      27.47

  01/01/2008         03/31/2008              35.5                       23.11                      27.96
  04/01/2008         06/30/2008              31.8                       22.6                       22.81
  07/01/2008         07/07/2008              22.97                      20.8                       21.31


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Elan Corp PLC (ELN)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              29.93                       3                          3.24
  04/01/2005         06/30/2005               8.42                       3.3                        6.82
  07/01/2005         09/30/2005               9.49                       6.72                       8.86
  10/01/2005         12/30/2005              14.51                       7.62                      13.93

  01/01/2006         03/31/2006              16.83                      11.88                      14.44
  04/01/2006         06/30/2006              19.42                      14.06                      16.7
  07/01/2006         09/29/2006              16.85                      13.14                      15.6
  09/30/2006         12/29/2006              16.15                      13.8                       14.75

  01/01/2007         03/30/2007              15.1                       11.7                       13.29
  03/31/2007         06/29/2007              22.4                       13.31                      21.93
  06/30/2007         09/28/2007              23.11                      16.37                      21.04
  09/29/2007         12/31/2007              24.9                       20.9                       21.98

  01/01/2008         03/31/2008              26.88                      17.82                      20.86
  04/01/2008         06/30/2008              36                         20.53                      35.55
  07/01/2008         07/07/2008              36.08                      33.43                      34.24


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              43.9                       35.12                      39.61
  04/01/2005         06/30/2005              40.31                      31.52                      37.44
  07/01/2005         09/30/2005              49.48                      37.12                      48.59
  10/01/2005         12/30/2005              56.35                      43.41                      53.8

  01/01/2006         03/31/2006              65                         47.11                      59.77
  04/01/2006         06/30/2006              72.2                       43.1                       55.41
  07/01/2006         09/29/2006              62.29                      47.58                      53.26
  09/30/2006         12/29/2006              63.7                       47.6                       55.73

  01/01/2007         03/30/2007              67.19                      48.85                      66.19
  03/31/2007         06/29/2007              85.5                       65.62                      82.82
  06/30/2007         09/28/2007             110.6                       67.07                     104.89
  09/29/2007         12/31/2007             120.2                       85.71                     102.44

  01/01/2008         03/31/2008             107.37                      68.96                      96.22
  04/01/2008         06/30/2008             127.24                      93                        117.19
  07/01/2008         07/07/2008             117.11                     103.55                     109.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Frontline Ltd (FRO)
                                (Dec-98 - Dec-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005             49.8344                    31.1527                    43.9799
  04/01/2005         06/30/2005             45.9994                    32.4015                    36.1174
  07/01/2005         09/30/2005             42.2746                    36.4674                    39.5999
  10/01/2005         12/30/2005             40.1205                    32.2131                    34.0351

  01/01/2006         03/31/2006             37.0598                    30.0464                    30.7722
  04/01/2006         06/30/2006             35.146                     26.4628                    34.7784
  07/01/2006         09/29/2006             41.0266                    33.3726                    35.3849
  09/30/2006         12/29/2006             36.5334                    29.0632                    29.2653

  01/01/2007         03/30/2007             35.4749                    27.5655                    35.1776
  03/31/2007         06/29/2007             47.5046                    33.9489                    45.4336
  06/30/2007         09/28/2007             52.6079                    37.9026                    47.8415
  09/29/2007         12/31/2007             50.5963                    37.1495                    47.5641

  01/01/2008         03/31/2008             49.209                     33.6912                    46.02
  04/01/2008         06/30/2008             72.36                      46.34                      69.78
  07/01/2008         07/07/2008             68.78                      59.11                      60.66


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Foster Wheeler Ltd (FWLT)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              9.825                      6.2                        8.7
  04/01/2005         06/30/2005              9.885                      6.425                      9.83
  07/01/2005         09/30/2005             15.72                       9.67                      15.445
  10/01/2005         12/30/2005             18.945                     13.13                      18.39

  01/01/2006         03/31/2006             26.85                      17.9913                    23.655
  04/01/2006         06/30/2006             26.44                      17.43                      21.6
  07/01/2006         09/29/2006             22.43                      16.005                     19.295
  09/30/2006         12/29/2006             28.465                     19.025                     27.57

  01/01/2007         03/30/2007             29.795                     23.25                      29.195
  03/31/2007         06/29/2007             55.185                     28.965                     53.495
  06/30/2007         09/28/2007             68.394                     42.165                     65.64
  09/29/2007         12/31/2007             84.235                     63.24                      77.51

  01/01/2008         03/31/2008             85.65                      46.05                      56.62
  04/01/2008         06/30/2008             79.97                      55.86                      73.15
  07/01/2008         07/07/2008             75                         62.06                      62.5


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Motors Corp (GM)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              40.8                       27.98                      29.39
  04/01/2005         06/30/2005              36.65                      24.67                      34
  07/01/2005         09/30/2005              37.7                       30.21                      30.61
  10/01/2005         12/30/2005              31.5                       18.33                      19.42

  01/01/2006         03/31/2006              24.6                       18.47                      21.27
  04/01/2006         06/30/2006              30.56                      19                         29.79
  07/01/2006         09/29/2006              33.64                      27.12                      33.26
  09/30/2006         12/29/2006              36.56                      28.49                      30.72

  01/01/2007         03/30/2007              37.24                      28.81                      30.64
  03/31/2007         06/29/2007              38.66                      28.86                      37.8
  06/30/2007         09/28/2007              38.27                      29.1                       36.7
  09/29/2007         12/31/2007              43.2                       24.5                       24.89

  01/01/2008         03/31/2008              29.28                      17.47                      19.05
  04/01/2008         06/30/2008              24.24                      10.57                      11.5
  07/01/2008         07/07/2008              13.26                       9.92                      10.24


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Google Inc (GOOG)
                                (Aug-04 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005             216.8                      172.57                     180.51
  04/01/2005         06/30/2005             309.25                     179.84                     294.15
  07/01/2005         09/30/2005             320.95                     273.35                     316.46
  10/01/2005         12/30/2005             446.21                     290.685                    414.86

  01/01/2006         03/31/2006             475.11                     331.55                     390
  04/01/2006         06/30/2006             450.72                     360.57                     419.33
  07/01/2006         09/29/2006             427.89                     363.36                     401.9
  09/30/2006         12/29/2006             513                        398.19                     460.48

  01/01/2007         03/30/2007             513                        437                        458.16
  03/31/2007         06/29/2007             534.99                     452.12                     522.7
  06/30/2007         09/28/2007             571.79                     480.46                     567.27
  09/29/2007         12/31/2007             747.24                     569.61                     691.48

  01/01/2008         03/31/2008             697.37                     412.11                     440.47
  04/01/2008         06/30/2008             602.45                     441                        526.42
  07/01/2008         07/07/2008             549                        517                        543.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           PetroHawk Energy Corp (HK)
                                (Jul-99 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              10.98                       7.45                      10.48
  04/01/2005         06/30/2005              11.94                       7.57                      10.8
  07/01/2005         09/30/2005              14.91                      10.45                      14.41
  10/01/2005         12/30/2005              15.17                      11.02                      13.22

  01/01/2006         03/31/2006              16.25                      11.75                      13.7
  04/01/2006         06/30/2006              14.64                      10.01                      12.6
  07/01/2006         09/29/2006              13                          9.76                      10.4
  09/30/2006         12/29/2006              13.08                       9.9                       11.5

  01/01/2007         03/30/2007              13.46                      10.23                      13.17
  03/31/2007         06/29/2007              17.5                       12.87                      15.86
  06/30/2007         09/28/2007              17.07                      13.64                      16.42
  09/29/2007         12/31/2007              19.11                      15.55                      17.31

  01/01/2008         03/31/2008              20.49                      14                         20.17
  04/01/2008         06/30/2008              48.82                      19.55                      46.31
  07/01/2008         07/07/2008              54.49                      41.29                      44.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Harley-Davidson Inc (HOG)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              62.49                      57.2                       57.76
  04/01/2005         06/30/2005              59.14                      45.14                      49.6
  07/01/2005         09/30/2005              54.25                      46.47                      48.44
  10/01/2005         12/30/2005              55.93                      44.4                       51.49

  01/01/2006         03/31/2006              54.92                      47.88                      51.88
  04/01/2006         06/30/2006              55.43                      47.86                      54.89
  07/01/2006         09/29/2006              65.76                      50.74                      62.75
  09/30/2006         12/29/2006              75.87                      62.19                      70.47

  01/01/2007         03/30/2007              74.03                      57.91                      58.75
  03/31/2007         06/29/2007              66                         58.72                      59.61
  06/30/2007         09/28/2007              63.38                      45.92                      46.21
  09/29/2007         12/31/2007              51.75                      44.37                      46.71

  01/01/2008         03/31/2008              46.61                      34.17                      37.5
  04/01/2008         06/30/2008              41.75                      34.1                       36.26
  07/01/2008         07/07/2008              37.12                      35.08                      35.78


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Huntsman Corp (HUN)
                                (Feb-05 - Feb-08)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              30                         22                         23.32
  04/01/2005         06/30/2005              23.78                      18.15                      20.27
  07/01/2005         09/30/2005              24.44                      16.5                       19.55
  10/01/2005         12/30/2005              20.5                       17.03                      17.22

  01/01/2006         03/31/2006              23.689                     16.99                      19.3
  04/01/2006         06/30/2006              19.98                      16.3                       17.32
  07/01/2006         09/29/2006              18.86                      15.62                      18.2
  09/30/2006         12/29/2006              19.24                      16.72                      18.97

  01/01/2007         03/30/2007              21.92                      18.74                      19.09
  03/31/2007         06/29/2007              24.39                      18.39                      24.31
  06/30/2007         09/28/2007              28.4                       22.24                      26.49
  09/29/2007         12/31/2007              28.26                      23.6                       25.7

  01/01/2008         03/31/2008              25.71                      22.34                      23.55
  04/01/2008         06/30/2008              23.95                       9.76                      11.4
  07/01/2008         07/07/2008              11.47                      10.09                      10.27


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             JC Penney Co Inc (JCP)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              53.44                      40.26                      51.92
  04/01/2005         06/30/2005              53.71                      43.8                       52.58
  07/01/2005         09/30/2005              57.99                      45.28                      47.42
  10/01/2005         12/30/2005              56.99                      44.16                      55.6

  01/01/2006         03/31/2006              63.14                      54.18                      60.41
  04/01/2006         06/30/2006              68.8                       57.43                      67.51
  07/01/2006         09/29/2006              69.49                      61.2                       68.39
  09/30/2006         12/29/2006              82.49                      67.6                       77.36

  01/01/2007         03/30/2007              87.18                      75.23                      82.16
  03/31/2007         06/29/2007              84.7                       69.1                       72.38
  06/30/2007         09/28/2007              76.99                      61.54                      63.37
  09/29/2007         12/31/2007              69.25                      39.98                      43.99

  01/01/2008         03/31/2008              51.42                      33.27                      37.71
  04/01/2008         06/30/2008              46.56                      35.66                      36.29
  07/01/2008         07/07/2008              37.96                      34.9                       37.3


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Joy Global Inc (JOYG)
                                (Aug-01 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005             26.1667                    17.1844                    23.3733
  04/01/2005         06/30/2005             25.8                       19.8467                    22.3933
  07/01/2005         09/30/2005             34.04                      22.0267                    33.64
  10/01/2005         12/30/2005             41.94                      27                         40

  01/01/2006         03/31/2006             61.91                      41.57                      59.77
  04/01/2006         06/30/2006             72.23                      44.75                      52.09
  07/01/2006         09/29/2006             53.85                      31.32                      37.57
  09/30/2006         12/29/2006             50.77                      35.59                      48.34

  01/01/2007         03/30/2007             55.8                       40.36                      42.9
  03/31/2007         06/29/2007             61.99                      42.43                      58.33
  06/30/2007         09/28/2007             65.5                       42.1                       50.86
  09/29/2007         12/31/2007             67.61                      48.76                      65.82

  01/01/2008         03/31/2008             72                         47.97                      65.16
  04/01/2008         06/30/2008             90                         62.76                      75.83
  07/01/2008         07/07/2008             78.65                      69.03                      72.43


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Quicksilver Resources Inc (KWK)
                                (Mar-99 - Mar-08)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005             17.2667                    11.1433                    16.2433
  04/01/2005         06/30/2005             21.9433                    15.7267                    21.31
  07/01/2005         09/30/2005             24.255                     19.115                     23.895
  10/01/2005         12/30/2005             25.1                       16.47                      21.005

  01/01/2006         03/31/2006             26.375                     16.53                      19.33
  04/01/2006         06/30/2006             23.085                     14.625                     18.405
  07/01/2006         09/29/2006             19.91                      14.52                      15.95
  09/30/2006         12/29/2006             21.62                      14.335                     18.295

  01/01/2007         03/30/2007             20.5                       16.475                     19.885
  03/31/2007         06/29/2007             24.77                      19.735                     22.29
  06/30/2007         09/28/2007             24.28                      18.85                      23.525
  09/29/2007         12/31/2007             30.575                     23.435                     29.795

  01/01/2008         03/31/2008             38.72                      24.275                     36.53
  04/01/2008         06/30/2008             44.98                      34.96                      38.64
  07/01/2008         07/07/2008             40.7                       33.88                      34.84


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Marshall & Ilsley Corp (MI)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005             35.1279                    31.7435                    33.0909
  04/01/2005         06/30/2005             35.865                     32.4172                    35.2309
  07/01/2005         09/30/2005             37.5691                    33.8042                    34.4859
  10/01/2005         12/30/2005             35.2626                    31.8148                    34.1133

  01/01/2006         03/31/2006             36.0631                    32.3617                    34.5413
  04/01/2006         06/30/2006             36.9191                    34.3036                    36.2534
  07/01/2006         09/29/2006             38.6153                    35.3181                    38.1873
  09/30/2006         12/29/2006             38.9165                    35.8967                    38.1318

  01/01/2007         03/30/2007             39.0433                    35.9284                    36.7051
  03/31/2007         06/29/2007             40.8029                    36.1582                    37.7514
  06/30/2007         09/28/2007             38.3379                    32.005                     34.6919
  09/29/2007         12/31/2007             36.5942                    26.04                      26.48

  01/01/2008         03/31/2008             29.07                      20.92                      23.2
  04/01/2008         06/30/2008             27.19                      15.26                      15.33
  07/01/2008         07/07/2008             16.2                       12.245                     12.5


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          McMoRan Exploration Co (MMR)
                                (Nov-98 - Nov-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              23.55                      16                         20.1
  04/01/2005         06/30/2005              22.2                       16.96                      19.51
  07/01/2005         09/30/2005              20.69                      16.85                      19.44
  10/01/2005         12/30/2005              20.34                      15.75                      19.77

  01/01/2006         03/31/2006              21.12                      16.77                      17.84
  04/01/2006         06/30/2006              19.63                      14.37                      17.6
  07/01/2006         09/29/2006              19.42                      16.6                       17.74
  09/30/2006         12/29/2006              18.46                      13.95                      14.22

  01/01/2007         03/30/2007              15.53                      11.01                      13.71
  03/31/2007         06/29/2007              15.73                      12.51                      14
  06/30/2007         09/28/2007              17.93                      12.94                      13.45
  09/29/2007         12/31/2007              15.81                      10.7                       13.09

  01/01/2008         03/31/2008              18.62                      12.5                       17.29
  04/01/2008         06/30/2008              35.521                     17.01                      27.52
  07/01/2008         07/07/2008              28                         22.93                      24.7


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Manitowoc Co Inc/The (MTW)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005             10.6475                     8.575                     10.0975
  04/01/2005         06/30/2005             10.6575                     8.9825                    10.255
  07/01/2005         09/30/2005             12.7                       10.2875                    12.5625
  10/01/2005         12/30/2005             13.5                       11.375                     12.555

  01/01/2006         03/31/2006             23.8475                    12.41                      22.7875
  04/01/2006         06/30/2006             28.015                     17                         22.25
  07/01/2006         09/29/2006             23.58                      17.325                     22.395
  09/30/2006         12/29/2006             31.33                      22.305                     29.715

  01/01/2007         03/30/2007             33                         25.67                      31.765
  03/31/2007         06/29/2007             42.2                       31.445                     40.19
  06/30/2007         09/28/2007             44.96                      32.96                      44.28
  09/29/2007         12/31/2007             51.49                      37.5                       48.83

  01/01/2008         03/31/2008             48.9                       30.07                      40.8
  04/01/2008         06/30/2008             45.47                      30.82                      32.53
  07/01/2008         07/07/2008             32                         26.89                      28.4


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Noble Corp (NE)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              29.545                     23.52                      28.105
  04/01/2005         06/30/2005              32.3                       24.405                     30.755
  07/01/2005         09/30/2005              36.36                      29.93                      34.23
  10/01/2005         12/30/2005              37.815                     28.57                      35.27

  01/01/2006         03/31/2006              42.48                      34.505                     40.55
  04/01/2006         06/30/2006              43.08                      31.225                     37.21
  07/01/2006         09/29/2006              38.63                      30.455                     32.09
  09/30/2006         12/29/2006              41.155                     29.255                     38.075

  01/01/2007         03/30/2007              40.775                     33.805                     39.34
  03/31/2007         06/29/2007              49.52                      39.185                     48.76
  06/30/2007         09/28/2007              54.285                     43.475                     49.05
  09/29/2007         12/31/2007              57.64                      46.21                      56.51

  01/01/2008         03/31/2008              58.09                      40.4                       49.67
  04/01/2008         06/30/2008              68.99                      48.5                       64.96
  07/01/2008         07/07/2008              67.12                      59.81                      60.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Oshkosh Corp (OSK)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005             41.625                     30.31                      40.995
  04/01/2005         06/30/2005             41.99                      35.5                       39.14
  07/01/2005         09/30/2005             43.85                      38.59                      43.16
  10/01/2005         12/30/2005             46.17                      41                         44.59

  01/01/2006         03/31/2006             62.47                      44.3501                    62.24
  04/01/2006         06/30/2006             65.69                      46.3                       47.52
  07/01/2006         09/29/2006             52.82                      42.64                      50.47
  09/30/2006         12/29/2006             55.54                      43.6                       48.42

  01/01/2007         03/30/2007             57.6                       46.92                      53
  03/31/2007         06/29/2007             64.59                      52.16                      62.92
  06/30/2007         09/28/2007             65.83                      50.66                      61.97
  09/29/2007         12/31/2007             63.55                      44.85                      47.26

  01/01/2008         03/31/2008             48.21                      35                         36.28
  04/01/2008         06/30/2008             42.59                      19.75                      20.69
  07/01/2008         07/07/2008             20.6                       16.25                      16.9


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Federative Republic of Brazil (PBR)
                                (Aug-00 - Aug-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005             12.55                       9.3025                    11.045
  04/01/2005         06/30/2005             13.3175                    10.04                      13.0325
  07/01/2005         09/30/2005             18.55                      12.3375                    17.8725
  10/01/2005         12/30/2005             18.4868                    14.5075                    17.8175

  01/01/2006         03/31/2006             23.7425                    18.165                     21.6675
  04/01/2006         06/30/2006             26.8625                    17.25                      22.3275
  07/01/2006         09/29/2006             24.0925                    18.445                     20.9575
  09/30/2006         12/29/2006             25.7475                    19.3125                    25.7475

  01/01/2007         03/30/2007             25.955                     20.69                      24.8775
  03/31/2007         06/29/2007             31.1825                    24.63                      30.3175
  06/30/2007         09/28/2007             38.56                      24.375                     37.75
  09/29/2007         12/31/2007             59.58                      36.425                     57.62

  01/01/2008         03/31/2008             62.74                      44.345                     51.055
  04/01/2008         06/30/2008             77.61                      50.465                     70.83
  07/01/2008         07/07/2008             71.77                      63.6                       64.49


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Reaserch In Motion Ltd (RIMM)
                                (Feb-99 - Feb-08)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              27.88                      20.0933                    25.4733
  04/01/2005         06/30/2005              28.1833                    20.6233                    24.5967
  07/01/2005         09/30/2005              27.4967                    22.3733                    22.7667
  10/01/2005         12/30/2005              23.15                      17                         22.0033

  01/01/2006         03/31/2006              30.1767                    20.95                      28.2933
  04/01/2006         06/30/2006              29.37                      20.3433                    23.2567
  07/01/2006         09/29/2006              34.8333                    20.7067                    34.2167
  09/30/2006         12/29/2006              47.5533                    32.9167                    42.5933

  01/01/2007         03/30/2007              49.0167                    39.9167                    45.4967
  03/31/2007         06/29/2007              66.86                      42.9333                    66.6633
  06/30/2007         09/28/2007             100.98                      61.54                      98.55
  09/29/2007         12/31/2007             137.01                      95.02                     113.4

  01/01/2008         03/31/2008             118.35                      80.2                      112.23
  04/01/2008         06/30/2008             148.13                     111.9                      116.9
  07/01/2008         07/07/2008             124.5                      112.65                     115.66


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Cia Vale do Rio Doce (RIO)
                                (Mar-02 - Mar-08)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              9.1525                     6.3575                     7.9025
  04/01/2005         06/30/2005              8.25                       6.255                      7.32
  07/01/2005         09/30/2005             11.23                       7.275                     10.965
  10/01/2005         12/30/2005             11.4875                     9.1738                    10.285

  01/01/2006         03/31/2006             12.8975                    10.395                     12.1325
  04/01/2006         06/30/2006             14.55                       9.815                     12.02
  07/01/2006         09/29/2006             12.27                       9.58                      10.78
  09/30/2006         12/29/2006             15.23                      10.34                      14.87

  01/01/2007         03/30/2007             19.025                     13.53                      18.495
  03/31/2007         06/29/2007             23.855                     18.435                     22.275
  06/30/2007         09/28/2007             34.61                      17                         33.93
  09/29/2007         12/31/2007             38.32                      29.9                       32.67

  01/01/2008         03/31/2008             37.54                      24                         34.64
  04/01/2008         06/30/2008             44.15                      34                         35.82
  07/01/2008         07/07/2008             35.01                      31.38                      32.27


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Shaw Group Inc/The (SGR)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005             23.3                       15.43                      21.8
  04/01/2005         06/30/2005             22.37                      17.6                       21.51
  07/01/2005         09/30/2005             25.11                      16.14                      24.66
  10/01/2005         12/30/2005             31.7499                    19.876                     29.09

  01/01/2006         03/31/2006             36.08                      27.83                      30.4
  04/01/2006         06/30/2006             34                         23.25                      27.8
  07/01/2006         09/29/2006             27.8                       19.55                      23.64
  09/30/2006         12/29/2006             35.73                      22.39                      33.5

  01/01/2007         03/30/2007             34.55                      28.6                       31.27
  03/31/2007         06/29/2007             46.38                      29.022                     46.29
  06/30/2007         09/28/2007             61.56                      40.12                      58.1
  09/29/2007         12/31/2007             77.3                       51.9                       60.44

  01/01/2008         03/31/2008             69.25                      45                         47.14
  04/01/2008         06/30/2008             66.61                      47.34                      61.79
  07/01/2008         07/07/2008             62.77                      54.73                      55.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Sears Holdings Corp (SHLD)
                                (Apr-03 - Apr-08)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005             138                         84.51                     133.17
  04/01/2005         06/30/2005             158.9                      128.75                     149.87
  07/01/2005         09/30/2005             163.5                      114.05                     124.43
  10/01/2005         12/30/2005             127.725                    111.64                     115.53

  01/01/2006         03/31/2006             139.49                     114.9                      131.83
  04/01/2006         06/30/2006             167.95                     130.38                     155.3
  07/01/2006         09/29/2006             164.85                     134.56                     158.09
  09/30/2006         12/29/2006             182.38                     156.3                      167.93

  01/01/2007         03/30/2007             189.97                     164.31                     180.16
  03/31/2007         06/29/2007             195.18                     166.82                     169.5
  06/30/2007         09/28/2007             174.5299                   123.39                     127.2
  09/29/2007         12/31/2007             152.91                      98.25                     102.05

  01/01/2008         03/31/2008             114                         84.72                     102.09
  04/01/2008         06/30/2008             111.66                      72.56                      73.66
  07/01/2008         07/07/2008              75.8275                    71.35                      74.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Tesoro Corp (TSO)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005             19.1                       14.125                     18.51
  04/01/2005         06/30/2005             24.935                     17.025                     23.26
  07/01/2005         09/30/2005             35.91                      23.055                     33.62
  10/01/2005         12/30/2005             34.65                      26.015                     30.775

  01/01/2006         03/31/2006             36.99                      28.8355                    34.17
  04/01/2006         06/30/2006             37.87                      30.16                      37.18
  07/01/2006         09/29/2006             38.4                       26.475                     28.99
  09/30/2006         12/29/2006             36.55                      27.33                      32.885

  01/01/2007         03/30/2007             51.395                     31.465                     50.215
  03/31/2007         06/29/2007             64.65                      50.055                     57.15
  06/30/2007         09/28/2007             62                         42.64                      46.02
  09/29/2007         12/31/2007             65.98                      44.53                      47.7

  01/01/2008         03/31/2008             48.35                      26.55                      30
  04/01/2008         06/30/2008             33.4                       18.46                      19.77
  07/01/2008         07/07/2008             19.99                      18.27                      19.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                US Bancorp (USB)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              31.36                      28.17                      28.82
  04/01/2005         06/30/2005              29.91                      26.8                       29.2
  07/01/2005         09/30/2005              30.91                      27.77                      28.08
  10/01/2005         12/30/2005              31.21                      27.32                      29.89

  01/01/2006         03/31/2006              31.31                      28.99                      30.5
  04/01/2006         06/30/2006              31.89                      30.17                      30.88
  07/01/2006         09/29/2006              33.42                      30.54                      33.22
  09/30/2006         12/29/2006              36.85                      32.96                      36.19

  01/01/2007         03/30/2007              36.84                      34.4                       34.97
  03/31/2007         06/29/2007              35.18                      32.74                      32.95
  06/30/2007         09/28/2007              34.17                      29.09                      32.53
  09/29/2007         12/31/2007              34.25                      30.21                      31.74

  01/01/2008         03/31/2008              35.01                      27.86                      32.36
  04/01/2008         06/30/2008              35.25                      27.78                      27.89
  07/01/2008         07/07/2008              29.07                      26.44                      26.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Valueclick Inc (VCLK)
                                (Mar-00 - Mar-08)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              14.65                      10.42                      10.61
  04/01/2005         06/30/2005              12.49                       9.01                      12.33
  07/01/2005         09/30/2005              17.64                      12.03                      17.09
  10/01/2005         12/30/2005              20.26                      15.26                      18.11

  01/01/2006         03/31/2006              20.98                      15.46                      16.92
  04/01/2006         06/30/2006              18.65                      13.22                      15.35
  07/01/2006         09/29/2006              18.86                      13.15                      18.54
  09/30/2006         12/29/2006              25.47                      17.3                       23.63

  01/01/2007         03/30/2007              29.33                      22.61                      26.13
  03/31/2007         06/29/2007              36.7                       26.06                      29.46
  06/30/2007         09/28/2007              31.49                      18.06                      22.46
  09/29/2007         12/31/2007              29.97                      20.22                      21.9

  01/01/2008         03/31/2008              23.75                      16.11                      17.25
  04/01/2008         06/30/2008              21                         14.9                       15.15
  07/01/2008         07/07/2008              15.28                      14.48                      14.86


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Valero Energy Corp (VLO)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              38.575                     21.005                     36.635
  04/01/2005         06/30/2005              41.125                     28.9                       39.555
  07/01/2005         09/30/2005              58.625                     39.375                     56.53
  10/01/2005         12/30/2005              58.145                     45.855                     51.6

  01/01/2006         03/31/2006              63.7                       47.99                      59.78
  04/01/2006         06/30/2006              70.75                      55.19                      66.52
  07/01/2006         09/29/2006              68.83                      46.84                      51.47
  09/30/2006         12/29/2006              57.09                      47.52                      51.16

  01/01/2007         03/30/2007              66.02                      47.66                      64.49
  03/31/2007         06/29/2007              77.89                      63.53                      73.86
  06/30/2007         09/28/2007              78.68                      60                         67.18
  09/29/2007         12/31/2007              75.75                      60.8                       70.03

  01/01/2008         03/31/2008              71.12                      44.94                      49.11
  04/01/2008         06/30/2008              55                         39.2                       41.18
  07/01/2008         07/07/2008              40.74                      36.32                      36.79


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Wachovia Corp (WB)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005             56.28                      49.59                      50.91
  04/01/2005         06/30/2005             53.08                      48.92                      49.6
  07/01/2005         09/30/2005             51.59                      46.97                      47.59
  10/01/2005         12/30/2005             55.25                      46.3                       52.86

  01/01/2006         03/31/2006             57.86                      50.8476                    56.05
  04/01/2006         06/30/2006             60.04                      51.27                      54.08
  07/01/2006         09/29/2006             56.85                      52.2                       55.8
  09/30/2006         12/29/2006             57.67                      53.09                      56.95

  01/01/2007         03/30/2007             58.8                       53.392                     55.05
  03/31/2007         06/29/2007             56.9                       50.84                      51.25
  06/30/2007         09/28/2007             53.1                       44.83                      50.15
  09/29/2007         12/31/2007             52.25                      36.69                      38.03

  01/01/2008         03/31/2008             40.22                      23.77                      27
  04/01/2008         06/30/2008             31.2                       14.7                       15.53
  07/01/2008         07/07/2008             17                         13.38                      13.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



    Period-          Period-End          High Intra-Day             Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the               Price of the               Price of the
                                       Reference Stock in         Reference Stock in         Reference Stock in
                                              ($)                        ($)                        ($)
  ----------         ----------             -------                    -------                    -------
  01/01/2005         03/31/2005              31.375                     29.075                     29.9
  04/01/2005         06/30/2005              31.11                      28.885                     30.79
  07/01/2005         09/30/2005              31.435                     29                         29.285
  10/01/2005         12/30/2005              32.35                      28.81                      31.415

  01/01/2006         03/31/2006              32.755                     30.31                      31.935
  04/01/2006         06/30/2006              34.855                     31.9                       33.54
  07/01/2006         09/29/2006              36.89                      33.355                     36.18
  09/30/2006         12/29/2006              36.99                      34.9                       35.56

  01/01/2007         03/30/2007              36.64                      33.01                      34.43
  03/31/2007         06/29/2007              36.49                      33.93                      35.17
  06/30/2007         09/28/2007              37.99                      32.66                      35.62
  09/29/2007         12/31/2007              37.78                      29.29                      30.19

  01/01/2008         03/31/2008              34.56                      24.38                      29.1
  04/01/2008         06/30/2008              32.4                       23.46                      23.75
  07/01/2008         07/07/2008              24.78                      22.5                       23.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about July 31, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated February 28, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                  July _, 2008